EXHIBIT 99

FOR IMMEDIATE RELEASE	NYSE American – EP

EMPIRE PETROLEUM ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2022

~ Strategic Efforts Drive Full Year 2022 Increase of 46% in Net Production and 27% in Year-End Proved Reserves ~

Tulsa, Oklahoma – April 3, 2023 – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), today announced operational and financial results for the fourth quarter and full year of 2022, including year-end 2022 proved reserves.

KEY 2022 AND RECENT HIGHLIGHTS

•	Increased full year net sales volumes by 46% to 2,163 barrels of oil equivalent per day (“Boe/d”) (61% oil, 20% natural gas liquids (“NGLs”) and 19% natural gas) from 1,479 Boe/d (62% oil, 19% NGLs, and 19% natural gas) for full year 2021;
•	Higher net sales volumes and pricing drove a 95% increase in revenue to $52.9 million for full year 2022 that resulted in net income of $7.1 million, or $0.30 per diluted share, and adjusted net income[1] of $15.0 million, or $0.64 per diluted share;
o	Reported fourth quarter revenue of $10.7 million, a net loss of $2.3 million, or $0.10 per diluted share, and adjusted net income of $0.1 million;
•	Increased adjusted EBITDA[1] by more than three times to $19.1 million for full year 2022;
o	Recorded fourth quarter 2022 adjusted EBITDA of $1.3 million;
•	Ended 2022 in a strong financial position with $12.2 million of liquidity (including $11.9 million of cash) and working capital of $5.1 million;
o	Reduced debt 16% from $8.6 million at year-end 2021 to $7.2 million at year-end 2022, which represents less than three percent of current market capitalization;
•	Grew year-end 2022 proved reserves by 27% to 13.2 million barrels of oil equivalent (“MMBoe”), and increased the standardized measure of SEC proved reserves discounted at 10% by 57% to $147.7 million from $93.9 million at year-end 2021;
o	Benefitted from positive revisions of previous quantity estimates of 2.2 MMBoe due primarily to the inclusion of NGLs in New Mexico, extensions and discoveries of 0.7 MMBoe, and acquisitions of 0.7 MMBoe. Partially offsetting the additions was 0.8 MMBoe of production;

 _______________________

1 Adjusted Net Income, EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information including reconciliations to the most comparable GAAP measure.

o	All of Empire’s year-end 2022 proved reserves were classified as proved developed producing;
•	Continued to make significant progress on the Empire-operated Starbuck Field Pilot Project Program (the “Starbuck Program”) in North Dakota, including beginning the waterflood conformance phase, re-perforating and stimulating productive intervals to ensure maximum hydrocarbon recovery, successful execution of seven sidetracks, and final completion of certain surface facility upgrades that began in 2021;
o	Completed a pilot drilling program on four wells in the fourth quarter of 2022, with three of the four wells completed and placed on production during the first quarter of 2023;
o	Initial field production has increased from 3,000 barrels of oil per month to 7,000 barrels of oil per month and the Company anticipates further production increases in 2023;
o	Empire owns a 96% working interest and 82.6% net revenue interest in the Starbuck Program; and
•	Completed and placed on production four new non-operated Bakken wells during the fourth quarter of 2022.

MANAGEMENT COMMENTARY

Mike Morrisett, President and Chief Executive Officer of Empire, commented, “2022 was an outstanding year for Empire across the board, and I want to thank our workforce and business partners for their hard work and strong execution throughout the year. The result was increased levels of production, revenue, net income, adjusted net income and adjusted EBITDA. Supporting our efforts is a well-designed business plan that we will continue to utilize as we move further into growing our production organically to drive enhanced cash flow generation and further shareholder value.”

Mr. Morrisett concluded, “The assets we acquired over the past several years place us in a great position to launch our 2023 capital spending program, which is designed to strategically invest capital in our highest rate-of-return projects. We plan to primarily focus our initial capital investments on our asset base in North Dakota through a combination of activities, including drilling and completions, capital workovers, recompletions and related infrastructure. In support of these efforts, we are adding to the depth of our technical and operations teams through the hiring of experienced professionals with a proven history of success. I look forward to working closely with our expanded team as we execute our 2023 capital spending program and further build the business.”

FINANCIAL AND OPERATIONAL RESULTS FOR FOURTH QUARTER 2022

	Q4 2022	Q3 2022	% Change Q4 2022 vs. Q3 2022	Q4 2021	% Change Q4 2022 vs. Q4 2021

Net sales (Boe/d)	2,149	2,232	(4%)	2,107	2%
Net sales (Boe)	197,712	205,380	(4%)	193,877	2%
Realized price ($/Boe)	$55.59	$68.03	(18%)	$55.27	1%
Revenue ($M)	$10,728	$14,038	(24%)	$10,722	0%
Net (loss) income ($M)	$(2,290)	$216	n/a	$(8,620)	n/a
Adjusted net income ($M)	$150	$3,747	(96%)	$(5)	n/a
Adjusted EBITDA ($M)	$1,308	$4,799	(73%)	$2,114	(38%)

Net sales for the fourth quarter of 2022 were 2,149 Boe/d, including 1,322 barrels of oil per day; 425 barrels of NGLs per day, and 2,411 thousand cubic feet per day (“Mcf/d”), or 402 Boe/d, of natural gas. Contributing to the sequential decrease from the third quarter of 2022 was temporary downtime due to the impact of severe winter storms across the Company’s operations and shut-ins of production for Empire’s assets in the Rockies Region primarily associated with taking certain wells offline temporarily as the Company completed the execution of the Starbuck Program.

Empire reported $10.7 million of revenue for the fourth quarter of 2022 versus $14.0 million for the third quarter of 2022. Contributing to the decline was the aforementioned decrease in net sales volumes and lower realized pricing as compared to the third quarter.

Lease operating expenses for the fourth quarter of 2022 were $6.6 million compared to $7.8 million for the third quarter of 2022. Included in the third quarter was a $1.4 million non-cash write-off associated with the Company’s joint development agreement with Petroleum & Independent Exploration, LLC and related entities (“PIE”).

Production and ad valorem taxes for the fourth quarter of 2022 were $0.8 million versus $1.1 million for third quarter 2022. Primarily driving the sequential decrease was lower product revenues.

General and administrative expenses, excluding share-based compensation expense, was $2.7 million, or $13.65 per Boe, in the fourth quarter of 2022 versus $2.0 million, or $9.93 per Boe, for the third quarter of 2022.

Other income for the fourth quarter of 2022 was $0.3 million compared to other expense of $1.1 million in the third quarter of 2022. Included in the third quarter was a non-cash $1.4 million settlement related to the purchase of Empire’s New Mexico assets.

Empire recorded a net loss for the fourth quarter of $2.3 million, or $0.10 per diluted share, versus net income of $0.2 million, or $0.01 per diluted share, in the third quarter of 2022. Contributing to the sequential decrease was lower overall net sales volumes and realized pricing and a $0.9 million impairment recorded in the fourth quarter of 2022 associated with the Company’s Louisiana properties. In addition, included in third quarter net income was the previously discussed non-cash $1.4 million PIE write-off and non-cash $1.4 million settlement related to the purchase of the Company’s New Mexico assets.

The Company posted adjusted net income for the fourth quarter of 2022 of $0.1 million, or $0.01 per diluted share, versus adjusted net income of $3.7 million, or $0.16 per diluted share, in the third quarter of 2022, with the decrease substantially due to lower realized pricing and net sales during the fourth quarter.

Adjusted EBITDA was $1.3 million for the fourth quarter compared to $4.8 million in the third quarter of 2022, with the decrease substantially due to lower realized pricing and net sales during the fourth quarter.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the twelve months ended December 31, 2022, the Company invested approximately $14 million in capital expenditures, including approximately $3 million related to acquisitions. Non-acquisition spending of approximate $11 million was primarily related to well enhancement projects in North Dakota and non-operated drilling.

Total liquidity at the end of the fourth quarter of 2022 was $12.2 million, including $11.9 million of cash and $0.3 million available on the Company’s Credit Facility. As of December 31, 2022, the Company had total debt of $7.2 million and working capital of $5.1 million, which was almost five times higher than its working capital position of $1.1 million at December 31, 2021. The Company reduced debt 16% from $8.6 million at year-end 2021 to $7.2 million at year-end 2022. Empire remains squarely focused on continuing to execute on its proven strategy to remain financially conservative as it evaluates additional opportunities to prudently invest in its current business and expand through targeted acquisitions that provide long-term value for its shareholders.

FINANCIAL AND OPERATIONAL RESULTS FOR FULL YEAR 2022

	FY 2022	FY 2021	% Change FY 2022 vs. FY 2021

Net sales (Boe/d)	2,163	1,479	46%
Net sales (Boe)	789,568	539,797	46%
Realized price ($/Boe)	$67.34	$50.95	32%
Revenue ($M)	$52,887	$27,092	95%
Net income (loss) ($M)	$7,084	$(18,615)	n/a
Adjusted net income ($M)	$14,982	$(6,696)	n/a
Adjusted EBITDA ($M)	$19,062	$5,758	231%

Net sales for the full year of 2022 were 2,163 Boe/d, including 1,323 barrels of oil per day; 440 barrels of NGLs per day; and 2,399 Mcf/d, or 400 Boe/d, of natural gas. Primarily contributing to the 46% increase from 2021 was a full year impact of the Company’s New Mexico properties acquired in May 2021.

Empire reported $52.9 million of revenue for full year 2022 – a 95% increase from $27.1 million for full year 2021. Contributing to the year-over-year growth was the aforementioned net sales volumes growth of 46% and a 32% increase in realized pricing on a Boe basis.

Lease operating expense of $23.6 million and production and ad valorem taxes of $3.9 million were higher for full year 2022 as result of the Company’s New Mexico assets acquired in May 2021. Also contributing to increased year-over-year costs was spending associated with workover and lease operating activities in 2022 to support Empire’s recompletion and sidetrack well drilling activity in North Dakota.

General and administrative expenses, excluding share-based compensation, was $9.6 million, or $12.18 per Boe, for full year 2022 versus $7.0 million, or $12.89 per Boe, for full year 2021.

Interest expense for full year 2022 was $0.5 million compared to $8.6 million for 2021. Included in 2021 was approximately $7.0 million related to interest and amortization of debt issuance costs for convertible notes issued in 2021 that were fully converted prior to December 31, 2021.

Empire posted net income for full year 2022 of $7.1 million, or $0.30 per diluted share, versus a net loss of $18.6 million, or $1.27 per share, for full year 2021. The Company generated adjusted income for full year 2022 of $15.0 million, or $0.64 per diluted share, versus an adjusted net loss of $6.7 million, or $0.46 per share, for 2021.

Adjusted EBITDA grew to $19.1 million for full year 2022 from $5.8 million for 2021.

YEAR-END 2022 PROVED RESERVES

The Company’s year-end 2022 SEC proved reserves were 13.2 MMBoe compared to 10.4 MMBoe at year-end 2021 – a 27% increase year-over-year. Empire recorded reserve additions of 2.2 MMBoe for revisions of previous estimates, 0.7 MMBoe for acquisitions, and 0.7 MMBoe for extensions, discoveries and improved recovery. Partially offsetting the overall increase was 0.8 MMBoe of production.

Year-end 2022 SEC proved reserves were comprised of approximately 67% crude oil, 17% natural gas liquids, and 16% natural gas. At year end, 100% of 2022 proved reserves were classified as proved developed.

	Oil (MMBbls)	Gas (MMcf)	NGLs (a)	MBOE
Balance, December 31, 2020	3,661	971		3,823
Acquisition of Reserves	5,634	10,533		7,390
Revisions	(617)	251		(576)
Extensions	150	51		159
Divestiture of Reserves	(47)	27		(42)
Production	(333)	(625)		(437)
Balance, December 31, 2021	8,448	11,208	87	10,404
Acquisition of Reserves	650	205	61	745
Revisions	(350)	1,834	2,248	2,203
Extensions	561	566	27	682
Production	(483)	(876)	(161)	(790)
Balance, December 31, 2022	8,826	12,937	2,262	13,244

(a) The Company did not present NGLs separately in 2021.

The standardized measure of the Company’s reported SEC proved reserves, discounted at 10%, at year-end 2022 was $147.7 million, up 57% from $93.9 million at the end of 2021. As of December 31 for each year:

	2022	2021
Future cash inflows	$941,172,544	$627,654,125
Future production costs	(509,154,924)	(362,254,813)
Future development costs	(55,901,780)	(33,021,749)
Future income tax expense	(90,724,632)	(30,614,383
Future net cash flows	285,391,208	201,763,180
10% annual discount for estimated timing of cash flows	(137,723,795)	(107,911,087)
Standardized measure	$147,667,413	$93,852,093

The 12-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the properties' reserves. The prices for the properties' reserves were as follows:

	2022	2021
Oil (BBl)	$91.14	$64.31
Natural gas (MMBtu)	$4.23	$7.34	*

* Pricing includes revenue received from NGL sales as well as natural gas.

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows as of December 31 for each year:

	2022	2021
Beginning of year	$93,852,093	20,770,080
Net change in prices and production costs	24,651,555	13,080,689
Net change in future development costs	(7,141,431)	782,210
Oil and gas net revenue	(21,418,327)	(10,587,395)
Extensions	11,037,719	5,026,479
Acquisition of reserves	12,043,912	90,104,017
Divestiture of reserves	—	(318,813)
Revisions of previous quantity estimates	46,871,217	(3,794,860)
Net change in taxes	(32,133,473)	(15,544,094)
Accretion of discount	10,939,619	2,077,008
Changes in timing and other	8,964,529	7,743,228
End of year	$147,667,413	93,852,093

UPDATED PRESENTATION AND ADDITIONAL MANAGEMENT COMMENTARY

In addition to an updated Company presentation, an audio recording of management’s additional comments related to its business and outlook will be posted on Wednesday, April 5 to the Company’s website under the Investors Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana, and New Mexico. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACT INFORMATION

Empire Petroleum Corporation:

Mike Morrisett, President & CEO

539-444-8002

info@empirepetrocorp.com

Investor Relations:

Al Petrie Advisors

Wes Harris, Partner

713-300-6321

wes@alpetrie.com

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenue:
Oil Sales	$9,731,245	$11,501,521	$8,444,212	$44,978,554	$22,326,289
Gas Sales (1)	802,425	1,526,148	957,679	4,534,370	2,288,481
Natural Gas Liquids ("NGLs") Sales (1)	457,504	945,317	1,312,985	3,659,451	2,888,747
Total Product Revenues	10,991,174	13,972,986	10,714,876	53,172,375	27,503,517
Other	30,552	22,921	20,591	102,429	174,609
Gain (Loss) on Derivatives	(294,190)	42,474	(13,961)	(387,930)	(586,181)
Total Revenue	10,727,536	14,038,381	10,721,506	52,886,874	27,091,945

Costs and Expenses:
Lease Operating Expense	6,602,984	7,751,755	6,498,888	23,584,039	13,283,758
Production and Ad Valorem Taxes	792,141	1,112,246	835,964	3,943,466	2,102,772
Depletion, Depreciation & Amortization	519,403	539,543	476,868	1,949,191	2,502,275
Accretion of Asset Retirement Obligation	348,799	342,619	332,841	1,357,906	1,214,479
Impairment	936,620	—	—	936,620	—
General and Administrative	3,743,598	2,850,059	2,421,556	12,331,489	8,462,031

Total Cost and Expenses	12,943,545	12,596,222	10,566,117	44,102,711	27,565,315

Operating Income (Loss)	(2,216,009)	1,442,159	155,389	8,784,163	(473,370)

Other Income and (Expense):
Other Income (Expense)	297,165	(1,100,888)	218,838	(981,595)	409,225
Interest Expense	(161,777)	(125,330)	(1,227,586)	(509,540)	(8,600,699)
Convertible Debt Modification Inducement Expense	—	—	—	—	(2,276,813)
Loss on Convertible Debt Redemption Option	—	—	(3,169,201)	—	(3,169,201)
Loss on Embedded Conversion Option	—	—	(4,597,035)	—	(4,504,104)

Income (Loss) before Taxes	(2,080,621)	215,941	(8,619,595)	7,293,028	(18,614,962)

Income Tax (Provision) Benefit	(208,898)	—	—	(208,898)	—

Net Income (Loss)	$(2,289,519)	$215,941	$(8,619,595)	$7,084,130	$(18,614,962)

Net Income (Loss) per Common Share:
Basic	$(0.10)	$0.01	$(0.46)	$0.34	$(1.27)
Diluted	$(0.10)	$0.01	$(0.46)	$0.30	$(1.27)
Weighted Average Number of Common Shares Outstanding:
Basic	22,037,872	21,651,383	18,627,300	21,003,563	14,630,168
Diluted	22,037,872	24,065,485	18,627,300	23,387,646	14,630,168

(1) September 2022 and December 2021 amounts reflect reclassifications of gathering and processing costs from lease operating expense to conform to December 2022 presentation.

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

Net Production Volumes:
Oil (Bbl)	121,592	123,804	112,378	482,818	333,158
Natural gas (Mcf)	221,818	231,522	242,874	875,647	622,474
Natural gas liquids (Bbl)	39,151	42,989	41,020	160,809	102,893
Total (Boe)	197,712	205,380	193,877	789,568	539,797

Average daily equivalent sales (Boe/d)	2,149	2,232	2,107	2,163	1,479

Average Price per Unit:
Oil ($/Bbl)	$80.03	$92.90	$75.14	$93.16	$67.01
Natural gas ($/Mcf)	$3.62	$6.59	$3.94	$5.18	$3.68
Natural gas liquids ($/Bbl)	$11.69	$21.99	$32.01	$22.76	$28.08
Total ($/Boe)	$55.59	$68.03	$55.27	$67.34	$50.95

Operating Costs and Expenses per Boe:
Lease operating expense	$33.40	$37.74	$33.52	$29.87	$24.61
Production and ad valorem taxes	$4.01	$5.42	$4.31	$4.99	$3.90
Depreciation, depletion, amortization and accretion	$4.39	$4.30	$4.18	$4.19	$6.89
General & administrative (including share-based compensation)	$18.93	$13.88	$12.49	$15.62	$15.68
General & administrative (excluding share-based compensation)	$13.65	$9.93	$6.84	$12.18	$12.89

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

	As of December 31,
	2022	2021

ASSETS
Current Assets:
Cash	$11,944,442	$3,611,871
Accounts Receivable	7,780,239	7,733,905
Derivative Instruments	121,584	55,242
Inventory - Oil in Tanks	1,840,274	1,037,880
Prepaids	1,048,434	679,122
Total Current Assets	22,734,973	13,118,020

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	63,986,339	46,914,326
Less: Accumulated Depreciation, Depletion and Impairment	(20,116,696)	(17,525,918)
Total Oil and Gas Properties, Net	43,869,643	29,388,408
Other Property and Equipment, Net	1,441,529	1,288,611
Total Property and Equipment, Net	45,311,172	30,677,019

Derivative Instruments - Long Term	—	194,018
Sinking Fund	2,779,000	4,810,000
Utility and Other Deposits	719,930	1,290,594

TOTAL ASSETS	$71,545,075	$50,089,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$5,843,366	$4,329,535
Accrued Expenses	9,461,010	5,844,184
Current Portion of Lease Liability	256,975	180,105
Current Portion of Long-Term Debt	2,059,309	1,700,663
Total Current Liabilities	17,620,660	12,054,487

Long-Term Debt	4,063,115	6,117,091
Long-Term Note Payable - PIE	1,076,987	797,010
Long Term Lease Liability	547,692	646,311
Asset Retirement Obligations	25,000,740	20,640,599
Total Liabilities	48,309,194	40,255,498

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value 190,000,000 Shares Authorized, 22,093,503 and 19,840,648 Shares Issued and Outstanding, Respectively	81,615	79,362
Additional Paid-in Capital	75,303,479	68,988,134
Accumulated Deficit	(52,149,213)	(59,233,343)
Total Stockholders' Equity	23,235,881	9,834,153

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,545,075	$50,089,651

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

	(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

Cash Flows From Operating Activities:
Net Income (Loss)	$(2,289,519)	$215,941	$(8,619,595)	$7,084,130	$(18,614,962)

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	1,043,929	809,641	1,095,970	2,716,752	1,502,220
Amortization of Right of Use Assets	128,613	44,627	82,683	263,847	137,046
Depreciation, Depletion and Amortization	519,403	539,543	476,868	1,949,191	2,502,275
Accretion of Asset Retirement Obligation	348,799	342,619	332,841	1,357,906	1,214,479
Impairment	936,620	—	—	936,620	—
Loss on Settlement of Asset Retirement Obligations	—	—	—	181,386	—
Loss on XTO Final Settlement	—	1,448,363	—	1,448,363	—
PIE-Related Expense	—	1,399,030	—	1,399,030	—
Amortization of Loan Issue Costs	—	—	—	—	14,587
Right to Buy Issuance Costs	—	—	—	—	989,115
Loss on Embedded Conversion Option	—	—	4,597,035	—	4,504,104
Amortization of Discount on Convertible Notes	—	—	1,057,084	—	7,727,213
Loss on Extinguishment of Debt	—	—	3,169,201	—	3,169,201
Convertible Debt Modification Inducement Expense	—	—	—	—	2,276,813
Stock Issued for Interest Expense Payment	—	—	55,073	—	296,127
Forgiveness of Payroll Protection Plan Loan	—	—	(106,850)	—	(267,550)
Change in Operating Assets and Liabilities:
Accounts Receivable	(2,116,239)	1,417,093	(916,187)	(1,812,230)	(6,482,271)
Derivative Instruments	278,741	(126,400)	(141,066)	127,676	(255,009)
Inventory, Oil in Tanks	(234,917)	(412,768)	174,637	(802,394)	(506,571)
Prepaids, Current	(323,950)	(184,958)	(20,299)	(369,312)	95,371
Other Long Term Assets and Liabilities	(612,463)	39,033	(481,737)	(568,690)	(488,544)
Accounts Payable	2,991,255	(1,459,997)	(116,467)	526,682	2,210,285
Accrued Expenses	2,478,344	(208,689)	1,900,700	3,616,826	3,146,353
Net Cash Provided By Operating Activities	3,148,616	3,863,078	2,539,891	18,055,783	3,170,282

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	(497,613)	—	(1,675,726)	(2,702,613)	(19,545,505)
Additions to Oil and Natural Gas Properties	(8,658,811)	(276,024)	—	(10,161,711)	—
Purchase of Other Fixed Assets	(3,442)	(189,179)	287,802	(311,229)	(220,769)
Cash Paid for Right of Use Assets	(133,690)	(44,009)	(140,604)	(268,934)	(140,604)
Sinking Fund Deposit	2,671,000	—	(480,000)	2,031,000	(4,810,000)
Net Cash Used In Investing Activities	(6,622,556)	(509,212)	(2,008,528)	(11,413,487)	(24,716,878)

Cash Flows from Financing Activities:
Proceeds from Debt Issued	—	—	(106,850)	—	19,493,000
Principal Payments of Debt	(315,673)	(461,779)	(347,246)	(1,699,840)	(5,893,984)
Proceeds from Stock and Warrant Issuance	—	—	240,245	—	11,294,906
Proceeds from Option and Warrant Exercise	212	405,220	—	3,390,115	—
Paycheck Protection Program Loan Proceeds	—	—	106,850	—	106,850
Net Cash Provided By (Used In) Financing Activities	(315,461)	(56,559)	(107,001)	1,690,275	25,000,772

Net Change in Cash	(3,789,401)	3,297,307	424,362	8,332,571	3,454,176

Cash - Beginning of Period	15,733,842	12,436,535	3,187,509	3,611,871	157,695

Cash - End of Period	$11,944,441	$15,733,842	$3,611,871	$11,944,442	$3,611,871

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Adjusted Net Income (Loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

Net Income (Loss)	$(2,289,519)	$215,941	$(8,619,595)	$7,084,130	$(18,614,962)

Adjusted for:
Stock compensation and issuances	1,043,929	809,641	1,095,970	2,716,752	1,502,220
Unrealized (gain) loss on derivatives	278,741	(126,400)	(141,066)	127,676	(255,009)
Write off of JDA note receivable	—	1,399,030	—	1,399,030	—
XTO final settlement - noncash	—	1,448,363	—	1,448,363	—
Impairment cost	936,620	—	—	936,620	—
Settlement and fees related to Texas sales tax audit	180,040	—	—	1,269,358	—
Convertible debt modification inducement expense	—	—	—	—	2,276,813
Loss on convertible debt redemption option	—	—	3,169,201	—	3,169,201
Loss on conversion option	—	—	4,597,035	—	4,504,104
Right to buy issuance costs	—	—	—	—	989,115
Forgiveness of PPP loan	—	—	(106,850)	—	(267,550)

Adjusted Net Income (Loss)	$149,811	$3,746,575	$(5,305)	$14,981,929	$(6,696,068)

Diluted Weighted Average Shares Outstanding	24,436,817	24,065,485	18,627,300	23,387,646	14,630,168

Adjutsted Net Income (Loss) Per Share	$0.01	$0.16	$(0.00)	$0.64	$(0.46)

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of loan issuance costs, right of use assets and discount on convertible notes, income tax (benefit) expense, and other non-cash items.

Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

Net Income (Loss)	$(2,289,519)	$215,941	$(8,619,595)	$7,084,130	$(18,614,962)

Add Back:
Interest Expense	161,777	125,330	1,227,586	509,540	8,600,699
DD&A	519,403	539,543	476,868	1,949,191	2,502,275
Accretion	348,799	342,619	332,841	1,357,906	1,214,479
Impairment cost	936,620	—	—	936,620	—
Amortization of right of use assets	128,613	44,627	82,683	263,847	137,046
EBITDA	$(194,307)	$1,268,060	$(6,499,617)	$12,101,234	$(6,160,463)

Consideration of noncash items:
Stock compensation and issuances	1,043,929	809,641	1,095,970	2,716,752	1,502,220
Unrealized (gain) loss on derivatives	278,741	(126,400)	(141,066)	127,676	(255,009)
Write off of JDA note receivable	—	1,399,030	—	1,399,030	—
XTO final settlement - noncash	—	1,448,363	—	1,448,363	—
Settlement and fees related to Texas sales tax audit	180,040	—	—	1,269,358	—
Convertible debt modification inducement expense	—	—	—	—	2,276,813
Loss on convertible debt redemption option	—	—	3,169,201	—	3,169,201
Loss on conversion option	—	—	4,597,035	—	4,504,104
Right to buy issuance costs	—	—	—	—	989,115
Forgiveness of PPP loan	—	—	(106,850)	—	(267,550)

Adjusted EBITDA	$1,308,403	$4,798,694	$2,114,673	$19,062,413	$5,758,431